BankUnited, Inc. Investor Presentation June 10, 2020

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited,” “BKU” or the “Company”) with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates, ” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitations) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by the COVID-19 pandemic. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward- looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov). 2

Our Response to the Pandemic

Supporting our Customers	• Provided access to branches while taking steps to protect customers and employees; 76% of branches moved to drive-through or lobby appointments only • Digital solutions have helped to minimize business disruption • Provided $853mm of short-term funding through 3,525 loans for small to medium-sized business customers via the Paycheck Protection Program (PPP) through May 26. • Granted extensions, deferrals and forbearance for certain customers; waived select fees • Temporarily halted new foreclosure actions on residential real estate
Supporting our Employees	• Seamless move to remote work environment; 97% of non-branch employees working remotely • Expanded employee benefits – increased medical benefits to cover all COVID-19 related expenses; increased PTO • Regular communications to keep employees healthy and engaged – CEO calls, status updates, learning and development opportunities, well-being toolkits • Access to employee assistance programs – nutrition, mental and physical wellness, financial awareness and education • Enhanced cleaning and personal protective measures for employees working at our corporate locations and branches • No furloughs to date
Prioritizing Prudent Risk Management	• Business continuity plan led by executive management and operating as intended • Pro-active outreach to borrowers to assess COVID-19 impact • Segregated portfolio into risk segments for enhanced monitoring • Activated contingency funding plan • Enhanced workout and recovery staffing and processes • Enhanced stress testing regimen • Established weekly cadence of Board of Directors meetings
Managing from a Position of Strength	• Strong capital and liquidity ratios • Consolidated CET 1 capital of 11.8% and Tier 1 leverage capital of 8.5% at March 31, 2020 • Same day available liquidity exceeding $8 billion

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Our Strong Capital Position We are entering this cycle from a position of strength and believe we are well positioned to withstand a severe downtown. ($ in millions) • We stressed our March 31, 2020 portfolio using both the 2018 DFAST and 2020 DFAST severely adverse scenarios. Actual ACL and 2018 DFAST Severely 2020 DFAST Severely Required to be Regulatory Capital Adverse Projected Adverse Projected Considered Well Ratios at Losses and Capital Losses and Capital Capitalized March 31, 2020 Ratios (1) Ratios (1) Lifetime Expected Losses $ 251 $ 575 $ 445 Capital Ratios Tier 1 leverage 9.3% 8.6% 8.9% 5.0% CET 1 risk-based capital 12.9% 11.8% 12.2% 6.5% Total risk-based capital 13.7% 13.1% 13.5% 10.0% • The table summarizes projected lifetime losses under both DFAST scenarios and the pro-forma impact of immediate recognition of additional stressed losses on BankUnited N.A.’s regulatory capital ratios as of March 31, 2020. • Pro-forma regulatory capital ratios continue to exceed “well capitalized” guidelines. (1) The Pinnacle portfolio, which is a primarily investment grade municipal portfolio, was excluded from this stress testing exercise. 4

We Have Ample Liquidity • Available liquidity has Key Liquidity Ratios 12/31/19 3/31/20 4/21/20 remained stable leading up 30 Day Liquidity Ratio 1.8x 1.4x 1.6x to and through the period of the pandemic Loans to Deposits 95.1% 92.8% 94.7% • Deposits grew by $606 Wholesale Funding / Total Assets 25.3% 27.5% 26.8% million in the first quarter; $305 million of that growth was non-interest bearing $8.5BN $8.5BN DDA. Cash, $0.5 Cash, $0.7 • We will remain focused on FRB Discount FRB Discount DDA growth and aggressively Window Window reducing our cost of deposits $3.3 $3.3 in the second quarter and beyond FHLB Atlanta FHLB Atlanta $4.5 $4.3 Other, $0.2 Other, $0.2 March 31, 2020 April 21, 2020 5

Trended Deposit Portfolio Continuing to focus on transforming our deposit mix; NIDDA has grown 27% since December 31, 2018 ($ in millions) $28,000 $26,000 $25,001 $24,395 $23,679 $23,922 $23,956 $24,000 $23,474 Non- interest $4,295 $4,599 $22,000 $3,621 $3,765 $4,099 $4,127 Demand $20,000 Interest $1,771 $1,761 $1,831 $1,847 $2,131 $2,536 $18,000 Demand $16,000 $14,000 Money $11,262 $11,386 $10,911 $10,936 $10,622 $10,324 Market / $12,000 Savings $10,000 $8,000 $6,000 $4,000 $6,820 $6,767 $7,081 $7,046 $7,347 $7,542 Time $2,000 $0 Dec 18 Mar 19 Jun 19 Sep 19 Dec 19 Mar 20 Cost of 1.52% 1.67% 1.70% 1.67% 1.48% 1.36% Deposits 6

Reducing Cost of Deposits We have consistently priced down our deposit portfolio since the Fed began lowering interest rates in late 2019. Spot Average Annual Percentage Yield At December 31, 2019 At March 31, 2020 At April 17, 2020 (“APY”) Total non-maturity deposits 1.11% 0.83% 0.54% Total interest-bearing deposits 1.71% 1.35% 1.08% 7

CECL Impacted by the Pandemic

CECL Methodology

Underlying Principles

- The ACL under CECL represents management's best estimate at the balance sheet date of expected credit losses over the life of the loan portfolio.
- Required to consider historical information, current conditions and a reasonable and supportable economic forecast.
- For most portfolio segments, BankUnited uses econometric models to project PD, LGD and expected losses at the loan level and aggregates those expected losses by segment.
- Qualitative adjustments may be applied to the quantitative results.

Reasonable & Supportable Forecast

- Our ACL estimate was informed primarily by the Mid-Cycle Baseline forecast issued by Moody's on March 27, 2020. We chose to use a forecast issued as close to the end of the quarter as feasible.
- Assumes Real GDP decline of approximately 20% in Q2, unemployment rising to approximately 9% in Q2, VIX approaching 60, and Y-O-Y decline in S&P 500 reaching a low of near 30%.
- Recovery begins in the second half of 2020; unemployment remains elevated into 2023.

Key Variables

- The models ingest numerous national, regional and MSA level economic variables and data points. Key data points include:
  - Unemployment rate
  - Market Volatility Index (VIX)
  - Stock Price Index (S&P 500)
  - Real GDP
  - A variety of interest rates and spreads
  - HPI
  - CRE forecasts
  - CPI

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Drivers of Change in the ACL under CECL ($ in millions) Economic Forecast Changes in Portfolio and Specific Assumption Reserves Day 1 Changes Adjustment • Changes in the • Majority reasonable • New loans related to and • Exits/runoff franchise supportable • Portfolio finance economic seasoning • Exacerbated forecast • Risk rating by COVID-19 migration ALLL ACL 12/31/19 3/31/20 %of Total 47 bps 1.08% Loans 9

Allocation of the Allowance for Credit Losses (ACL) ($ in millions) Allowance for Credit Losses Allowance for Credit Losses January 1, 2020 March 31, 2020 Total % of Loans Total % of Loans Residential and other consumer $ 19.3 0.34% $ 12.6 0.22% Commercial: Commercial real estate 16.7 0.22% 40.8 0.57% Commercial and industrial 83.6 1.12% 157.6 2.00% Pinnacle 0.4 0.03% 0.6 0.05% Franchise finance 9.0 1.44% 32.9 5.08% Equipment finance 7.0 1.02% 6.1 0.94% Total commercial 116.7 0.67% 238.0 1.36% Allowance for credit losses $ 136.0 0.59% $ 250.6 1.08% Asset Quality Ratios December 31, 2019 March 31, 2020 Non-performing loans to total loans (1) 0.88% 0.85% Non-performing assets to total assets 0.63% 0.61% Allowance for credit losses to non-performing loans (1) 53.07% 126.41% Provision for credit losses to average loans 0.04% 0.53% Net charge-offs to average loans (2) 0.05% 0.13% (1) Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $49.1 million, or 0.21% of total loans and 0.15% of total assets, at March 31, 2020; compared to $45.7 million, or 0.20% of total loans and 0.14% of total assets, at December 31, 2019. (2) Annualized for the three month period. 10

Loan Portfolio At March 31, 2020 Prudently underwritten and well-diversified $23 billion loan portfolio ($ in millions) OOCRE (2) $1,918 8% Non-OOCRE (2) $4,923 Const and Land (2) 21% $207 Residential Commercial 1% $5,635 $17,549 24% 76% C&I (2) (3) Multi-Family $4,941 $1,968 21% 9% MWL $852 BFG- Equip(1) 4% BFG- Franchise $649 $648 SBF 3% Pinnacle 3% $255 $1,188 1% 5% (1) Excludes operating lease equipment. (2) Excludes amounts from SBF. (3) Excludes amounts from Mortgage Warehouse Lending. 11

Loan Portfolio – Granular, Diversified Commercial & Industrial Portfolio

At March 31, 2020

($ in millions)

- Includes $2.1 billion of owner-occupied real estate
- Some key observations:
  - Educational services – well established private colleges, universities and high schools
  - Transportation and warehousing – cruise lines, aviation authorities, logistics
  - Health care – larger physician practice management companies, HMO's, mental health & substance abuse; no small practices
  - Arts and entertainment – stadiums, professional sports teams, gaming
  - Accommodation and food services – time share, direct food services businesses and concessionaires

Industry	Balance[1]	Commitment	% of Portfolio
Finance and Insurance	$ 1,263	$ 1,865	18.0%
Wholesale Trade	805	1,143	11.4%
Educational Services	633	663	9.0%
Transportation and Warehousing	475	597	6.7%
Health Care and Social Assistance	473	564	6.7%
Manufacturing	377	519	5.4%
Admin and Support and Waste Management	350	398	5.0%
Retail Trade	347	442	4.9%
Real Estate and Rental and Leasing	326	496	4.6%
Information	297	434	4.2%
Professional, Scientific, and Technical Services	282	360	4.0%
Construction	277	429	3.9%
Accommodation and Food Services	241	298	3.4%
Other Services (except Public Administration)	231	272	3.3%
Arts, Entertainment, and Recreation	212	260	3.0%
Public Administration	209	228	3.0%
Utilities	161	238	2.3%
Other	76	89	1.2%
	$ 7,035	**$ 9,295**	**100%**

(1) Includes amounts from SBF.

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Loan Portfolio – Commercial Real Estate (Breakdown by Property Type) At March 31, 2020 ($ in millions) Property Type Balance Commitment Wtd. Avg. DSCR Wtd. Avg. LTV % of Portfolio Office $ 2,074 $ 2,154 1.90 59.0% 28.8% Multifamily 2,073 2,187 1.65 56.4% 28.9% Retail 1,447 1,454 1.76 57.5% 20.2% Warehouse/Industrial 788 823 1.92 58.1% 11.0% Hotel 619 630 1.90 57.0% 8.6% Other 177 209 1.62 48.6% 2.5% $ 7,178 $ 7,457 1.79 57.4% 100% • Commercial real estate loans are secured by income-producing, non-owner occupied properties, typically with well capitalized middle market sponsors in our primary geographic footprint • Multifamily loans include approximately $1.5 billion in New York, of which approximately $1.1 billion is secured by properties in which some or all units are rent regulated. • 79% of the CRE portfolio has LTVs less than 65% • 84% of the retail segment and 78% of the hotel segment have LTVs less than 65% • We do minimal construction lending. Construction and land loans, included in the table, represent only 1% of the total loan portfolio. 13

Loan Portfolio – Modifications Summary Through May 29, 2020 ($ in millions) • Granted extensions, deferrals, REQUESTS RECEIVED APPROVED Count UPB % of Portfolio Count UPB % of Portfolio and forbearance to customers CRE - Property Type: impacted by COVID-19 Hotel 30 $505 90% 30 $505 90% • To date, we have completed Retail 118 787 59% 114 771 58% Office 31 437 22% 31 437 22% COVID related loan Multifamily 39 309 16% 36 295 15% modification requests for: Industrial 10 90 13% 10 90 13% • Total 228 $2,128 31% 221 $2,098 31% Over 1,900 loan C&I - Industry relationships Accommodation and Food Services 11 $85 38% 11 $85 38% • Approximately $3.8 Arts, Entertainment, and Recreation 6 44 20% 6 44 20% Retail Trade 4 51 15% 4 51 15% billion in loans Manufacturing 3 33 9% 3 33 9% • Modifications are typically Other 24 124 <7% 20 86 <5% structured as a 90 day deferral Total 48 $337 5% 44 $299 4% BFG - Equipment 12 $51 8% 10 $38 6% BFG - Franchise 149 $515 79% 147 $514 79% Smaller Balance Commercial Loans 439 $317 383 $264 Total Commercial 876 $3,348 805 $3,214 Residential (excl. govt. guaranteed loans) 1118 $574 14

Loan Portfolio – Segments Identified for Heightened Monitoring

At March 31, 2020

Moderate exposure to sectors most impacted by the pandemic
($ in millions)

Segments of Interest	Balance	% of Total Loans	Criticized/ Classified	Non Performing	Pass Rated	Deferred [2]
Retail - CRE	$ 1,447	6.2%	$ 36	$ 11	98%	$ 771
Retail - C&I	347	1.5%	7	4	98%	51
BFG - franchise finance	648	2.8%	272	38	58%	514
Hotel	619	2.7%	38	22	94%	505
Airlines	85	0.4%	-	-	100%	-
Cruise line	71	0.3%	-	-	100%	-
Energy [1]	46	0.2%	-	-	100%	-
Total	**$ 3,263**	**14.1%**	**$ 353**	**$ 75**	**89%**	**$ 1,841**

- We contacted all borrowers in higher risk segments, and all remaining borrowers with exposure greater than $5 million to assess potential impact
- Have and will continue to work with borrowers to provide relief in the form of deferrals and temporary forbearance
- Expect many borrowers to benefit from government relief programs; airlines particularly are receiving significant relief
- Notable sector commentary:
  - Cruise Lines – borrowers are companies with strong balance sheets; substantial majority are investment grade clients
  - Minimal exposure to high-risk construction lending
  - No consumer student loan, auto, home equity or credit card exposure

(1) There is also exposure to energy in the operating lease portfolio, primarily railcars, totaling $291 million at March 31, 2020.
(2) Reflects modifications through May 29, 2020.

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Loan Portfolio – Retail At March 31, 2020 ($ in millions) Retail - Commercial Real Estate Property Type Balance Key observations on the CRE segment: Retail - Unanchored $ 696 • No significant mall or “big box” Retail - Anchored 690 exposure Restaurant 28 • We estimate that Gas station 26 approximately 60% of the CRE Construction to perm 7 $ 1,447 retail portfolio is supported by businesses that we consider to be essential or moderately essential Retail – Commercial & Industrial Not Secured by Owner Occupied Industry Total Balance Real Estate Real Estate Gas station $ 1 $ 96 $ 97 Furniture stores 32 6 38 Health and personal care stores 25 4 29 Grocery stores 1 23 24 Vending machine operators 20 1 21 Specialty food stores 2 18 20 Florists 14 1 15 Automobile dealers 7 7 14 Electronic shopping and mail-order houses 12 1 13 Other 16 60 76 $ 130 $ 217 $ 347 16

Loan Portfolio – BFG Franchise Finance At March 31, 2020 ($ in millions) Portfolio Breakdown by Concept Restaurant Concepts Balance %of BFG Franchise • Fitness concepts may be under Burger King $ 67.1 10% Dunkin' Donuts 39.4 6% added stress due to social Sonic 27.9 4% distancing measures arising Domino's 26.2 4% from the pandemic Jimmy Johns 23.4 4% • QSR margins have been under Other 217.1 34% stress from rising labor costs $ 401.1 62% and disruption from food delivery services, but concepts Non-Restaurant Concepts Balance %of BFG Franchise that have adopted digital Planet Fitness $ 107.3 17% ordering, take-out and drive- Orange Theory Fitness 86.7 13% Other 52.6 8% thru models may be better $ 246.6 38% able to weather the current stress Portfolio Breakdown by Geography CA 17% FL 10% Other CO 58% 8% TX 7% 17

Loan Portfolio – Hotel At March 31, 2020 ($ in millions) Exposure by Flag • This sector is experiencing significant disruption and declines in revenue due to Other COVID-19 and social distancing Sheraton $89 Marriott measures $39 14% $171 • 77% of our exposure is in 6% 28% Florida, followed by 13% in New York IHG • Includes $60.9 million in SBA $57 loans of which $16.5 million is 9% guaranteed Hilton $86 Independent 14% $177 29% Total Portfolio: $619.5mm 18

Loan Portfolio – BFG Energy Exposure At March 31, 2020 ($ in millions) BFG Energy Portfolio • Our energy exposure is modest Balance • Assets in the operating lease Operating leases $ 291.3 Loan/Finance Lease 46.3 portfolio have useful lives that Total $ 337.6 span multiple economic cycles • Railcar fleet is 56% tank cars, 42% sand hoppers and 2% other Exposure by Asset Type Other 3% Marine 17% Aircraft 11% Rail 69% 19

Loan Portfolio – Residential At March 31, 2020 High quality residential portfolio consists of primarily prime jumbo mortgages with de-minimis charge-offs since inception as well as fully government insured assets Product Type FICO Distribution(1) Formerly Covered Govt 30 Yr <719 or 3% Insured Fixed 15 & 20 NA 14% 15% Year 17% 5/1 ARM Fixed 720-759 9% 10/1 10% >760 19% 7/1 ARM ARM 64% 27% 22% Breakdown by LTV(1) Breakdown by Vintage(1) More 2020 than 80% 2% 4% 2019 60% or 18% less Prior 26% 36% 71% - 2018 80% 61% - 12% 47% 70% 2017 23% 2016 16% 16% (1) Excludes government insured residential loans. FICOs are refreshed routinely. LTVs are typically based on valuation at origination. 20

Asset Quality – Non-Performing Asset Trends At March 31, 2020 Non-performing loans to total loans(1) Non-performing assets to total assets(1) Net charge-offs to average loans(2) 1.00% Guaranteed portion of non-accrual SBA loans 0.88% 0.85% 0.20% 0.75% 0.21% 0.63% 0.59% 0.61% 0.14% 0.08% 0.15% 0.50% 0.43% 0.06% 0.28% 0.68% 0.64% 0.25% 0.51% 0.49% 0.46% 0.37% 0.13% 0.05% 0.00% December 31, 2018 December 31, 2019 March 31, 2020 (1) Non-performing loans and assets exclude the guaranteed portion of non-accrual SBA loans totaling $49.1 million or 0.21% of total loans and 0.15% of total assets at March 31, 2020, $45.7 million or 0.20% of total loans and 0.14% of total assets at December 2019 and $17.8 million or 0.08% of total loans and 0.06% of total assets, at December 2018. (2) Net charge-off ratio is annualized for the three months ended March 31, 2020. 21

Asset Quality – Criticized and Classified Commercial Loans At March 31, 2020 ($ in millions) Commercial Real Estate Commercial & Industrial Special Mention Substandard Accruing $226.2 Substandard Non-accruing Doubtful $170.0 $107.6 $108.3 $106.8 $89.6 Dec 31, 2018 Dec 31, 2019 Mar 31, 2020 Dec 31, 2018 Dec 31, 2019 Mar 31, 2020 Franchise Finance Equipment Finance SBF(1) $272.2 $90.7 $74.5 $65.4 $54.0 $24.5 $23.9 $20.9 $12.4 Dec 31, 2018 Dec 31, 2019 Mar 31, 2020 Dec 31, 2018 Dec 31, 2019 Mar 31, 2020 Dec 31, 2018 Dec 31, 2019 Mar 31, 2020 (1) Includes the guaranteed portion of non-accrual SBA loans totaling $49.1 million, $45.7 million and $17.8 at March 31, 2020, December 31, 2019 and 22 December 2018, respectively.

Asset Quality – Non-Performing Loans by Portfolio Segment At March 31, 2020 ($ in millions) $205 $198 $62 $64 $130 $14 $21 $38 $34 $5 $12 $17 $65 $29 $50 $24 $38 $17 $19 $17 $7 December 31, 2018 December 31, 2019 March 31, 2020 Residential CRE C&I Equipment Franchise SBF(1) (1) Includes the guaranteed portion of non-accrual SBA loans totaling $49.1 million, $45.7 million and $17.8 at March 31, 2020, December 31, 2019 and December 2018, respectively. 23

Asset Quality – Delinquencies At March 31, 2020 Delinquencies have not increased materially since March 31, 2020, helped by modifications ($ in millions) 30-59 Days PD $29.8 Dec 31, 2018 60-89 Days PD $5.5 90 Days+ PD $30.1 30-59 Days PD $63.2 Dec 31, 2019 60-89 Days PD $21.7 90 Days+ PD $105.9 30-59 Days PD $128.8 Mar 31, 2020 60-89 Days PD $13.0 90 Days+ PD $128.7 Residential & Other Cons(1) CRE C&I Franchise Equipment (1) Excludes government insured residential loans. 24

Investment Securities AFS No credit losses expected on the $7.8 billion portfolio; unrealized losses attributable primarily to widening spreads - valuations have started to recover since March 31, 2020 ($ in millions) Portfolio Composition Ratings Distribution Other Not rated US govt State and 3% 1% municipal and agency obligations CLOs 37% 3% 14% Gov Resi real estate 37% AAA lease- 53% backed Private Private securities label label 7% CMBS RMBS and AA 21% CMOs A 7% 15% 2% December 31, 2019 March 31, 2020 May 31, 2020 Net Unrealized Net Unrealized Net Unrealized Portfoio Gain (Loss) Fair Value Gain (Loss) Fair Value Gain (Loss) Fair Value US Government and Agency $ 11 $ 2,826 $ (24) $ 2,894 $ 10 $ 3,025 Private label RMBS and CMOs 11 1,012 (12) 1,174 6 1,152 Private label CMBS 5 1,725 (124) 1,605 (79) 1,945 Residential real estate lease-backed securities 3 470 (21) 529 10 643 CLOs (8) 1,197 (75) 1,095 (54) 1,113 State and Municipal Obligations 16 273 15 271 20 275 Other 1 195 (10) 255 2 259 Total $ 38 $ 7,699 $ (250) $ 7,822 $ (85) $ 8,412 25

Investment Securities – Asset Quality of Select Non-Agency Securities At March 31, 2020 Strong credit enhancement levels on CLOs and CMBS A Collateralized Loan Obligations (CLOs) 3% AA Subordination Wtd. Avg. 12% Rating Min Max Avg Stress Scenario Loss AAA 36.03 48.09 42.06 21.00 AA 27.77 40.29 34.03 22.32 A 25.55 29.37 27.46 23.94 AAA Total 29.78 39.25 34.52 21.27 85% Private Label Commercial Mortgage-Backed Securities (CMBS) A AA 5% 12% Subordination Wtd. Avg. Rating Min Max Avg Stress Scenario Loss AAA 25.72 80.27 53.00 12.27 AA 30.37 85.85 58.11 12.28 AAA A 21.50 73.64 47.57 13.45 83% Total 25.86 79.92 52.89 13.24 26